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                                                                    EXHIBIT 10.9

                                PROMISSORY NOTE

                                                                   Dallas, Texas
$_______                                                           April 2, 1996



          FOR VALUE RECEIVED, the undersigned, __________________ (the "Maker"), promises to pay to the order of NEI WEBWORLD, INC. (together with any successors or assigns, the "Payee"), at the principal place of business of the Payee in Dallas, Texas, in lawful money of the United States, the principal sum of _________ THOUSAND AND 00/100 DOLLARS ($_______), together with interest on any and all principal amounts remaining unpaid hereunder from time to time at the rates set forth below.

          The entire balance of the unpaid original principal amount of this Note, plus all accrued interest thereon, shall be due and payable on March 31, 2001 (the "Final Maturity Date").

          The outstanding principal amount of this Note shall bear interest from the date hereof until the due date at a per annum rate equal to six percent (6%). On and after the Final Maturity Date, all sums of past-due principal (and unpaid interest on such principal accrued through the due date thereof) shall bear interest at the rate of ten percent (10%) per annum from the Final Maturity Date.

          This Note may be prepaid, in whole or in part, at any time or from time to time, without premium or penalty. Each prepayment of principal shall be accompanied by an amount equal to the accrued interest on the principal amount prepaid to the date of such prepayment.

          All agreements between the Maker and the holder hereof, whether now existing or hereafter arising and whether written or oral, are hereby expressly limited so that in no contingency or event whatsoever, whether by reason of acceleration of the maturity hereof, or otherwise, shall the amount paid, or agreed to be paid, to the holder hereof for the use, forbearance or detention of the funds advanced pursuant to this Note, or otherwise, or for the payment of performance of any covenant or obligation contained herein or in any other document or instrument evidencing, securing or pertaining to this Note exceed the maximum amount permissible under applicable law. If from any circumstances whatsoever fulfillment of any provision hereof or any other document or instrument exceeds the maximum amount of interest prescribed by law, then ipso
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facto, the obligation to be fulfilled shall be reduced to the limit of such
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validity, and if from any such circumstances the holder hereof shall ever receive anything of value deemed interest by applicable law, which would exceed interest at the highest lawful rate, such amount which would be excessive interest shall be applied to the reduction of the unpaid principal balance of this Note or on account of any other principal indebtedness of the Maker to the holder hereof, and not to the payment of interest, or if such excessive interest exceeds the unpaid principal balance of this Note and such other indebtedness, such excess shall be refunded to the Maker. All sums paid, or agreed to be paid, by the Maker for the use, forbearance or detention of the indebtedness of the Maker to the holder of this Note shall, to the extent permitted by applicable law, be amortized, prorated, allocated and spread throughout the full term of such indebtedness until payment in full so that the actual rate of interest on account of such indebtedness is uniform throughout the term hereof. The terms and provisions of this
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paragraph shall control and supersede every other provision of all agreements between the Maker and the holder hereof.

          This Note is executed and delivered, and intended to be performed in, the State of Texas, and shall be governed by and construed in accordance with the laws of the State of Texas.

          Executed as of the date first written above.




                                        By:
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